Exhibit 99.1
OLAPLEX Reports Fourth Quarter and Fiscal Year 2023 Results

SANTA BARBARA, California – February 29, 2024 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.
For the fourth quarter 2023 compared to the fourth quarter 2022:
•Net sales decreased 14.5% to $111.7 million;
◦Net sales decreased 27.9% in the United States and decreased 0.7% internationally
◦By channel:
▪Professional decreased 22.7% to $42.5 million;
▪Direct-To-Consumer decreased 2.8% to $42.0 million;
▪Specialty Retail decreased 16.3% to $27.3 million;
•Net income decreased 58.1% and adjusted net income decreased 53.9%;
•Diluted EPS was $0.02 for the fourth quarter 2023, as compared to $0.05 for the fourth quarter 2022;
•Adjusted Diluted EPS was $0.03 for the fourth quarter 2023, as compared to $0.07 for the fourth quarter 2022
For fiscal year 2023 compared to fiscal year 2022:
•Net sales decreased 34.9% to $458.3 million;
◦Net sales decreased 47.8% in the United States and decreased 18.3% internationally
◦By channel:
▪Professional decreased 40.1% to $180.1 million;
▪Direct-To-Consumer decreased 15.0% to $143.1 million;
▪Specialty Retail decreased 42.6% to $135.1 million;
•Net income decreased 74.8% and adjusted net income decreased 65.3%;
•Diluted EPS was $0.09 for 2023, as compared to $0.35 for 2022;
•Adjusted Diluted EPS was $0.16 for 2023, as compared to $0.45 for 2022
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "Our fourth quarter results were in line with our expectations and represent another positive step towards stabilizing our demand trend. I am confident in the strong foundation of the OLAPLEX brand and believe that our priorities for the year ahead will position the company to return to consistent sales and profit growth."
Fourth Quarter 2023 Results

(Dollars in $000’s, except per share data)
	Q4 2023	Q4 2022	% Change
Net Sales	$111,717	$130,721	(14.5)%
Gross Profit	$76,778	$92,090	(16.6)%
Gross Profit Margin	68.7%	70.4%
Adjusted Gross Profit	$78,825	$94,735	(16.8)%
Adjusted Gross Profit Margin	70.6%	72.5%
SG&A	$49,171	$34,645	41.9%
Adjusted SG&A	$44,514	$28,836	54.4%
Net Income	$14,101	$33,633	(58.1)%
Adjusted Net Income	$22,301	$48,325	(53.9)%
Adjusted EBITDA	$35,993	$67,626	(46.8)%
Adjusted EBITDA Margin	32.2%	51.7%
Diluted EPS	$0.02	$0.05	(60.0)%
Adjusted Diluted EPS	$0.03	$0.07	(57.1)%
Weighted Average Diluted Shares Outstanding	667,243,477	686,036,091

Fiscal Year 2023 Results

(Dollars in $000’s, except per share data)
Fiscal Year	2023	2022	% Change
Net Sales	$458,300	$704,274	(34.9)%
Gross Profit	$318,632	$519,553	(38.7)%
Gross Profit Margin	69.5%	73.8%
Adjusted Gross Profit	$327,001	$533,247	(38.7)%
Adjusted Gross Profit Margin	71.4%	75.7%
SG&A	$168,942	$113,877	48.4%
Adjusted SG&A	$153,439	$102,235	50.1%
Net Income	$61,587	$244,072	(74.8)%
Adjusted Net Income	$108,276	$311,776	(65.3)%
Adjusted EBITDA	$174,260	$429,120	(59.4)%
Adjusted EBITDA Margin	38.0%	60.9%
Diluted EPS	$0.09	$0.35	(74.3)%
Adjusted Diluted EPS	$0.16	$0.45	(64.4)%
Weighted Average Diluted Shares Outstanding	677,578,245	691,005,846
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of December 31, 2023, the Company had $466.4 million of cash and cash equivalents, compared to $322.8 million as of December 31, 2022. Inventory at the end of the fourth quarter of 2023 was $95.9 million, compared to $144.4 million at December 31, 2022. Long-term debt, net of current portion and deferred debt issuance costs was $649.0 million as of December 31, 2023, compared to $654.3 million as of December 31, 2022.
Fiscal Year 2024 Guidance
The Company's fiscal year 2024 guidance outlined below incorporates management's expectations regarding consumer demand, and investments and actions aimed at driving sell-through, improving upon foundational capabilities, and building a healthier brand.

For Fiscal 2024:
(Dollars in millions)	2024	2023 Actual	% change
Net Sales	$435-$463	$458	(5)% to 1%
Adjusted Net Income*	$87-$100	$108	(20)% to (8)%
Adjusted EBITDA*	$143-$159	$174	(18)% to (9)%
*Adjusted net income and adjusted EBITDA are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
In addition to providing fiscal year 2024 guidance, the Company has elected to provide guidance for net sales for the first quarter of 2024. However, the Company does not undertake to provide quarterly guidance in the future. The Company expects net sales in the range of $92 million to $97 million for the three months ending March 31, 2024.

The fiscal year 2024 net sales, adjusted net income and adjusted EBITDA guidance, and the first quarter 2024 net sales guidance, set forth above are approximations and are based on the Company’s plans and assumptions for the relevant period, including, but not limited to, the following, as applicable:
•Fiscal Year 2024 Net Sales:
◦The Company assumes that the absolute dollar sell-through trend experienced in the second half of 2023, adjusted for seasonality, represents the normalized base level of sell-through for fiscal year 2024. From there, the Company’s assumptions also incorporate reasonably expected volume drivers on a product and account level basis.
•Adjusted Gross Profit Margin:
◦The Company anticipates adjusted gross profit margin in the range of 72.5% to 73.1% in fiscal year 2024, compared to 71.4% in fiscal year 2023, due primarily to the lapping of actions taken by the Company to address excess inventory in fiscal year 2023, as well as anticipated efficiencies derived from an internal cost savings program in fiscal year 2024, which is expected to more than offset modestly higher product costs.
•Adjusted SG&A:
◦The Company expects Adjusted SG&A in the range of $172 million to $179 million, an increase of $19 million to $26 million as compared to fiscal year 2023. The increase is primarily attributed to higher sales and marketing expenses and higher organizational costs due to annualizing the expense of headcount additions made during fiscal 2023.
•Adjusted EBITDA Margin:
◦The Company expects Adjusted EBITDA margin in the range of 32.8% to 34.3%.
•Net Interest Expense:
◦The Company expects net interest expense to be approximately $32 million to $34 million during fiscal year 2024.
•Adjusted Effective Tax Rate:
◦The Company expects an adjusted effective tax rate of approximately 19.5% to 20.5% for fiscal year 2024.

Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review fourth quarter and fiscal 2023 financial results at 9:00am ET/6:00am PT on February 29, 2024. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. In 2014, OLAPLEX disrupted and revolutionized the prestige hair care category by creating innovative bond-building technology, which works by protecting, strengthening and relinking broken bonds in the hair during and after hair services. The brand’s proprietary, patent-protected ingredient works on a molecular level to protect and repair damaged hair. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, sales and profitability; the Company's financial guidance for the fiscal year 2024 and the first quarter of 2024, including net sales, adjusted net income, adjusted EBITDA, adjusted gross profit margin, adjusted EBITDA margin, net interest expense, adjusted effective tax rate, adjusted SG&A and sales and marketing expense; demand for the Company’s products and sell-through trends; the Company’s product development pipeline and the impact of new product introductions, including the timing thereof; changes in the Company’s distribution; the Company’s business plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the impact of the Company's internal cost savings program; anticipated product costs; the Company’s sales, marketing and education initiatives and related investments, and the impact, focus and timing thereof; general economic and inventory trends; the Company's employees and culture; growth and expansion opportunities, including expansion in existing markets and into new markets; inventory rebalancing across certain of the Company's customers and the Company's management of excess inventory; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company's dependence on the success of its long-term strategic plan; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership change and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of an economic downturn and inflationary pressures on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted effective tax rate, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) Tax Receivable Agreement liability adjustment; and (7) tax effect of non-GAAP adjustments. The Company calculates adjusted effective tax rate as effective income tax rate, adjusted to exclude the tax effect of non-GAAP adjustments referenced in item (7) of the immediately preceding sentence. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International, L.P. and other investors (the "Acquisition"). The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs; and (3) non-ordinary costs and fees. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals in respect of certain one-time items, (b) costs related to potential debt or equity transactions, and (c) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its fiscal 2024 guidance.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$466,400	$322,808
Accounts receivable, net of allowance of $21,465 and $19,198	40,921	46,220
Inventory	95,922	144,425
Other current assets	9,953	8,771
Total current assets	613,196	522,224
Property and equipment, net	930	1,034
Intangible assets, net	947,714	995,028
Goodwill	168,300	168,300
Other assets	10,198	11,089
Total assets	$1,740,338	$1,697,675

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$7,073	$9,748
Sales and income taxes payable	9,067	3,415
Accrued expenses and other current liabilities	20,576	17,107
Current portion of long-term debt	6,750	8,438
Current portion of Related Party payable pursuant to Tax Receivable Agreement	12,675	16,380
Total current liabilities	56,141	55,088
Long-term debt	649,023	654,333
Deferred tax liabilities	3,016	1,622
Related Party payable pursuant to Tax Receivable Agreement	185,496	205,675
Other liabilities	1,694	—
Total liabilities	895,370	916,718

Contingencies (Note 14)

Stockholders’ equity
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 660,731,935 and 650,091,380 shares issued and outstanding as of December 31, 2023 and 2022, respectively	671	649
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	316,489	312,875
Accumulated other comprehensive income	1,365	2,577
Retained earnings	526,443	464,856
Total stockholders’ equity	844,968	780,957
Total liabilities and stockholders’ equity	$1,740,338	$1,697,675

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$111,717	$130,721	$458,300	$704,274
Cost of sales:
Cost of product (excluding amortization)	32,892	36,222	131,323	177,221
Amortization of patented formulations	2,047	2,409	8,345	7,500
Total cost of sales	34,939	38,631	139,668	184,721
Gross profit	76,778	92,090	318,632	519,553
Operating expenses:
Selling, general, and administrative	49,172	34,645	168,942	113,877
Amortization of other intangible assets	10,443	10,392	41,468	41,282
Total operating expenses	59,615	45,037	210,410	155,159
Operating income	17,163	47,053	108,222	364,394
Interest expense	(14,671)	(12,658)	(57,954)	(43,953)
Interest income	5,804	2,133	18,828	2,775
Other income (expense), net
Loss on extinguishment of debt	—	—	—	(18,803)
Tax receivable agreement liability adjustment	7,404	3,084	7,404	3,084
Other income (expense), net	1,548	1,596	220	(2,256)
Total other income (expense), net	8,952	4,680	7,624	(17,975)
Income before provision for income taxes	17,248	41,208	76,720	305,241
Income tax provision	3,147	7,575	15,133	61,169
Net income	$14,101	$33,633	$61,587	$244,072

Net income per share:
Basic	$0.02	$0.05	$0.09	$0.38
Diluted	$0.02	$0.05	$0.09	$0.35
Weighted average common shares outstanding:
Basic	657,528,502	649,476,301	654,592,923	649,092,846
Diluted	667,243,477	686,036,091	677,578,245	691,005,846

Other comprehensive (loss) income:
Unrealized (loss) gain on derivatives, net of income tax effect	$(1,441)	$646	$(1,212)	$2,577
Total other comprehensive (loss) income	(1,441)	646	(1,212)	2,577
Comprehensive income	$12,660	$34,279	$60,375	$246,649

CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$61,587	$244,072
Adjustments to reconcile net income to net cash provided by operating activities:	115,945	11,252
Net cash provided by operating activities	177,532	255,324
Net cash used in investing activities	(3,614)	(2,682)
Net cash used in financing activities	(30,326)	(116,222)
Net increase in cash and cash equivalents	143,592	136,420
Cash and cash equivalents - beginning of period	322,808	186,388
Cash and cash equivalents - end of period	$466,400	$322,808

Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents

The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted EBITDA
Net income	$14,101	$33,633	$61,587	$244,072
Depreciation and amortization of intangible assets	12,625	12,932	50,291	49,146
Interest expense, net	8,867	10,525	39,126	41,178
Income tax provision	3,147	7,575	15,133	61,169
Loss on extinguishment of debt(1)	—	—	—	18,803
Share-based compensation	1,734	1,821	9,072	7,275
One-time former distributor payment(2)	—	—	3,500	—
Inventory write off and disposal(3)	—	249	24	4,573
Executive reorganization cost(4)	3	3,988	11	3,988
Organizational realignment(5)	2,920	—	2,920	—
Labelling stock write off and disposal(6)	—	(13)	—	1,621
Distribution start-up costs(7)	—	—	—	379
Tax receivable agreement liability adjustment	(7,404)	(3,084)	(7,404)	(3,084)
Adjusted EBITDA	$35,993	$67,626	$174,260	$429,120
Adjusted EBITDA margin	32.2%	51.7%	38.0%	60.9%

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$76,778	$92,090	$318,632	$519,553
Amortization of patented formulations	2,047	2,409	8,345	7,500
Inventory write off and disposal(3)	—	249	24	4,573
Labelling stock write off and disposal(6)	—	(13)	—	1,621
Adjusted gross profit	$78,825	$94,735	$327,001	$533,247
Adjusted gross profit margin	70.6%	72.5%	71.4%	75.7%

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of SG&A to Adjusted SG&A
SG&A	$49,171	$34,645	$168,942	$113,877
Share-based compensation	(1,734)	(1,821)	(9,072)	(7,275)
Executive reorganization cost(4)	(3)	(3,988)	(11)	(3,988)
Organizational realignment(5)	(2,920)	—	(2,920)	—
One-time former distributor payment(2)	—	—	(3,500)	—
Distribution start-up costs(7)	—	—	—	(379)
Adjusted SG&A	$44,514	$28,836	$153,439	$102,235

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted Net Income
Net income	$14,101	$33,633	$61,587	$244,072
Amortization of intangible assets (excluding software)	12,230	12,593	49,075	48,232
Loss on extinguishment of debt(1)	—	—	—	18,803
Share-based compensation	1,734	1,821	9,072	7,275
One-time former distributor payment(2)	—	—	3,500	—
Inventory write off and disposal(3)	—	249	24	4,573
Executive reorganization cost(4)	3	3,988	11	3,988
Organizational realignment(5)	2,920	—	2,920	—
Labelling stock write off and disposal(6)	—	(13)	—	1,621
Distribution start-up costs(7)	—	—	—	379
Tax receivable agreement liability adjustment	(7,404)	(3,084)	(7,404)	(3,084)
Tax effect of adjustments	(1,283)	(862)	(10,509)	(14,083)
Adjusted net income	$22,301	$48,325	$108,276	$311,776
Adjusted net income per share:
Basic	$0.03	$0.07	$0.17	$0.48
Diluted	$0.03	$0.07	$0.16	$0.45
(1)On February 23, 2022, the Company refinanced its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility and a $150 million senior secured revolving credit facility. This refinancing resulted in recognition of loss on extinguishment of debt of $18.8 million which is comprised of $11.0 million in deferred financing fee write off, and $7.8 million of prepayment fees for the previously existing credit facility. Loss on extinguishment of debt is included as non-ordinary costs and fees in the reconciliations above.
(2)During the year ended December 31, 2023, the Company made a one-time $3.5 million payment to a former distributor in the United Arab Emirates, which enabled the Company to establish a partnership with another distributor in the region.
(3)The inventory write-off and disposal costs relate to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and is disposing of unused stock.
(4)Represents initial costs and ongoing benefit payments associated with the departure of the Company's Chief Operating Officer during the year ended December 31, 2022.
(5)Represents costs associated with the Company's CEO transition and other organizational realignment, recorded during the year ended December 31, 2023.
(6)Labelling stock write-off and disposal costs relate to disposal of unused product labels that the Company was required to update as a result of regulation changes in the E.U that become effective in the first quarter of 2023.
(7)The distribution start-up costs relate to one-time charges associated with the set-up of a new third party logistics provider.

Contacts:
Investors:

Patrick Flaherty
Vice President, Investor Relations
patrick.flaherty@olaplex.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com